SECURITIES AND EXCHANGE COMMISSION
			  Washington, D.C.  20549


				 FORM 8-K

			      CURRENT REPORT
		      Pursuant to Section 13 or 15(d)
		  of the Securities Exchange Act of 1934


      Date of Report (Date of Earliest Event Reported): July 15, 1997



			      CVS CORPORATION
	  ------------------------------------------------------
	  (Exact Name of Registrant as Specified in its Charter)


	    Delaware                           1-1011                         05-0494040
 -------------------------------      ------------------------     ---------------------------------
 (State or Other Jurisdiction of      (Commission File Number)     (IRS Employer Identification No.)
	 Incorporation)


	      1 CVS Drive
	Woonsocket, Rhode Island                  02895
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(Address of Principal Executive Offices)       (Zip Code)



			      (401) 765-1500
	    ---------------------------------------------------
	    (Registrant's Telephone Number, including Aea Code)




       -------------------------------------------------------------
       (Former Name or Former Address, if Changed Since Last Report)




	       ITEM 5.Other Events.

	       CVS Corporation ("CVS") through this filing complies with a covenant contained in its Merger Agreement with Revco D.S., Inc. ("Revco") that requires CVS to report interim results for a period of at least 30 days following the effective time of the merger (the "Merger") of Revco and a wholly-owned subsidiary of CVS. The Merger was consummated on May 29, 1997.

	       For the 35-day period ending June 28, 1997, CVS reported sales of $1.2 billion and earnings from continuing operations of $33.7 million, excluding a non-recurring $278.6 million after-tax charge in connection with the Merger, and a non-recurring $45 million after-tax charge reflecting inventory markdowns on non-compatible Revco merchandise. CVS reported a total net loss of $289.6 million for the 35-day interim period which included net earnings from continuing operations, non-recurring charges, an extraordinary item charge of $17.1 million, after-tax, relating to early retirement of certain Revco debt assumed as a result of the Merger and $17.4 million earnings from discontinued operations.

				SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


				 CVS CORPORATION


Dated: July 15, 1997             By: /s/ Charles Conaway
				 ------------------------------------------
				 Name:  Charles Conaway
				 Title: Chief Financial Officer